UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of earliest event reported: November 18, 2010

NovaBay Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33678	68-0454536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5980 Horton Street, Suite 550, Emeryville, CA 94608
(Address of Principal Executive Offices) (Zip Code)

(510) 899-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                       Entry into a Material Definitive Agreement.

On November 18, 2010, NovaBay Pharmaceuticals, Inc. (“NovaBay”) and Alcon Research, Ltd. (“Alcon”) entered into a First Amendment to Collaboration and License Agreement, effective as of November 4, 2010 (the “Amendment”), which Amendment amends the Collaboration and License Agreement, dated August 29, 2006, between NovaBay and Alcon (as amended, the “Agreement”).  The Amendment, among other things:

1.
extends, from August 29, 2010 to December 31, 2015, the term of the discovery research program under the Agreement, during which term Alcon will fund the costs for a specified number of personnel engaged in collaboration activities pursuant to the agreed discovery research plan and development plans described in the Agreement, provided that these plans are subject to earlier termination in the event of a breach of contract or, at Alcon’s election, with six months prior written notice;

2.	expands the definition of an “Aganocide Compound” subject to the terms of the Agreement, to provide Alcon access to more compounds under the Agreement; and

3.
defers the receipt of two milestone payments previously payable, one each with respect to the otic and sinus subfields covered by the Agreement, and establishes that these milestone payments, if not otherwise paid, will be payable if Alcon terminates the Agreement (other than for breach), or, with respect to each milestone payment, terminates the Agreement with respect to the subfield related to the milestone, or ceases to pursue development in the subfield related to the milestone.

The Amendment will be filed as an exhibit to NovaBay’s Annual Report on Form 10-K for the year ended December 31, 2010, with confidential portions redacted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaBay Pharmaceuticals, Inc. (Registrant)

Dated: November 23, 2010	By:	/s/ Thomas J. Paulson
Thomas J. Paulson Chief Financial Officer and Treasurer